Exhibit 10.54

AMENDMENT TO AGREEMENT FOR SALE OF COMMERCIAL TIME

This Amendment dated as of February 14, 2019 by and between Nexstar Broadcasting, Inc., as successor-in-interest to Quorum Broadcasting of Texas, Inc. (“Nexstar”), and Mission Broadcasting, Inc., as assignee of VHR Broadcasting of Lubbock, Inc. (“Mission”) is made to that certain Agreement for Sale of Commercial Time dated February 16, 1999, as amended December 30, 2003 and extended (the “Agreement”).

WHEREAS, the Agreement expires by its terms on February 16, 2019; and

WHEREAS, Nexstar and Mission desire to extend the Agreement for two additional terms.

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1.

Paragraph 1 of the Agreement (Term of the Agreement) is hereby amended to provide that upon the expiration of the current term, the term of this Agreement will be extended for an additional eight (8) year term (the “Renewal Term”); and that upon expiration of the Renewal Term, unless otherwise terminated by either Party, the term of the Agreement will be extended automatically for an additional eight (8) year term.

2.	As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the Parties have executed this Shared Services Agreement as of the date first written above.

MISSION BROADCASTING, INC.

By:	/s/ Dennis Thatcher
Name:	Dennis Thatcher
Title:	President

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	EVP and Chief Financial Officer